SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): January 2, 2003
                                                          ---------------

                            Regional Bankshares, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)



         South Carolina                000-32493                 57-1108717
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
 of Incorporation)                                           Identification No.)



        206 South Fifth Street, Hartsville, SC                        29551
     (Address of Principal Executive Offices)                       (Zip Code)



                                 (843) 383-4333
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Item 4. Changes in Registrant's Certifying Accountant.

(a) Tourville, Simpson and Caskey, LLP (TSC), which has served as the principal independent accountant for the Registrant since May 1999, resigned from such position effective January 2, 2003. TSC's report on the financial statements of the Company for each of the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     There were no disagreements between the Company and TSC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TSC, would have caused it to make reference to the subject matter of the disagreements in connection with its report. A letter from TSC is attached as Exhibit 16.1 to this Report.

          The disclosures required by Item 304 (a) (1) (iv) (B) - (E) of Regulation S-B are not applicable.

(b) Elliott Davis, LLC certified public accountants was engaged by the Registrant on January 2, 2003, to audit the financial statements for the year ending December 31, 2002. The Registrant did not consult Elliott Davis regarding any of the matters set forth in Item 304 (a) (2) (i) or (ii) of Regulation S-B.

     Item 7. Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit
     Number         Description of Exhibit
     ----------    ---------------------------
     16.1          Letter of Tourville, Simpson and Caskey, LLP regarding change in certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Regional Bankshares, Inc.

January 8, 2003                By:

                               s/Curtis A. Tyner
                               ------------------------------------------------
                               Curtis A. Tyner
                               President








                                  EXHIBIT INDEX

Exhibit
Number           Description of Exhibit
----------       ---------------------------
*16.1            Letter of Tourville, Simpson and Caskey, LLP regarding change in certifying accountant.


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* Filed herewith.